Exhibit 10.60

EXECUTION VERSION

GENCO SHIPPING & TRADING LIMITED

299 Park Avenue, 12th Floor

New York, New York 10171

January 18, 2021

Nordea Bank ABP, New York Branch,

as Administrative Agent and as Security Agent

1211 Avenue of the Americas, 23rd Floor,

New York, New York 10036

Attention: Shipping, Offshore and Oil Services

and

Lenders party to the
Credit Agreement referred to below

Re: Letter Amendment

Ladies and Gentlemen:

Reference is made to the Amended and Restated  Credit Agreement, dated as of February 28, 2019 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Genco Shipping & Trading Limited, a company incorporated under the laws of the Republic of the Marshall Islands (“Borrower”), Nordea Bank ABP, New York Branch, as administrative agent (in such capacity, “Administrative Agent”) and as security agent (in such capacity, “Security Agent”), and the lenders from time to time a party thereto (“Lenders”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

Borrower has requested, and the Administrative Agent and the Required Lenders have agreed, to amend certain provisions of the Credit Agreement as herein provided to reflect and clarify the current status of the Specified Exchange Transactions and the Vessel Exchange MOAs entered into in connection therewith.

The definition of “Vessel Exchange MOA” appearing in Section 1.01 of the Credit Agreement is therefore hereby amended and restated as follows:

““Vessel Exchange MOA” means each of the following:

(i)the memorandum of agreement, dated December 17, 2020 by and among TR Prince Shipping Ltd, as Sellers and Genco Freedom Limited as Buyers, with respect to the purchase of the New Exchange Vessel described in clause (i) of the definition thereof and the Collateral Vessels Genco Avra and Genco Mare, together with the associated memorandums of agreement relating to the disposition of such Collateral Vessels as contemplated thereby;

(ii)the memorandum of agreement, dated December 17, 2020 by and among TR Princess Shipping Ltd, as Sellers and Genco Vigilant Limited as Buyers, with respect to the purchase of the New Exchange Vessel described in clause (ii) of the definition thereof and the

Collateral Vessels Baltic Cove and Baltic Fox, together with the associated memorandums of agreement relating to the disposition of such Collateral Vessels as contemplated thereby;

(iii)the memorandum of agreement, dated December 17, 2020 by and among TR Niklas Shipping Ltd, as Sellers and Genco Magic Limited as Buyers, with respect to the purchase of the New Exchange Vessel described in clause (iii) of the definition thereof and the Collateral Vessels Genco Ocean and Genco Spirit, together with the associated memorandums of agreement relating to the disposition of such Collateral Vessels as contemplated thereby;

in each case, as amended, restated, amended and restated, supplemented and/or modified from time to time; provided that only the Specified Exchange Collateral Vessels and the New Exchange Vessels (and, for the avoidance of doubt, no other Collateral Vessel) may be the subject of the Vessel Exchange MOAs.”

This letter agreement is limited precisely as written and shall not be deemed a waiver of or consent to the modification of or deviation from any other term or condition of the Credit Agreement and the other Credit Documents or any of the other instruments or agreements referred to therein except as set forth herein, or prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future or in connection with the Credit Agreement, as amended hereby, the other Credit Documents or any of the other instruments or agreements referred therein. This letter agreement may be executed by the Administrative Agent on behalf of the Required Lenders and in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.  This letter agreement and the rights and obligations of the parties hereto shall be construed in accordance with and governed by the laws of the State of New York.

This letter agreement shall become effective when the Borrower and the Administrative Agent (on behalf of the Lenders constituting Required Lenders) shall have signed a counterpart hereof (whether the same or different counterparts). This letter agreement may be delivered by facsimile or other electronic transmission. This letter agreement shall constitute a Credit Document. From and after the effective date hereof, all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed references to the Credit Agreement as modified hereby.

[Signatures on Following Pages]

Very truly yours,

GENCO SHIPPING & TRADING LIMITED, as Borrower

By:	/s/ Apostolos Zafolias
Name:	Apostolos Zafolias
Title:	Chief Financial Officer

AGREED AND ACKNOWLEDGED FOR AND ON BEHALF OF THE REQUIRED LENDERS:

NORDEA BANK ABP, NEW YORK BRANCH, as Administrative Agent and Security Agent

By:		/s/ Oddbjørn Warpe
	Name:	Oddbjørn Warpe
	Title:	Executive Director

By:		/s/ Martin Lunder
	Name:	Martin Lunder
	Title:	Managing Director